     The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act and such laws or an exemption from registration under such Act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this corporation, is available.


                          SERIES C WARRANT AGREEMENT

     This Agreement (the "AGREEMENT") dated December 28, 1998 between SeraCare, Inc., a Delaware corporation (the "COMPANY" and the "WARRANT AGENT") and those individuals and entities purchasing Class C Convertible Preferred Stock in the aggregate amount of up to $2,500,000.00 (the "Convertible Preferred") from the Company (the "Purchasers").


                             W I T N E S S E T H :


     WHEREAS, the Company proposes to issue warrants to purchase shares of the common stock of the Company, $.001 par value (the "Common Stock"), such right to be evidenced by a "Series C Warrant", with the Series C Warrants being collectively referred to herein as the "Series C Warrants" or "Warrants" as additional consideration;

     WHEREAS, the Company anticipates its issuance of Series C Warrants to purchase up to 312,500 shares of Common Stock (such shares to be received upon exercise of the Series C Warrants are referred to herein as the "WARRANT SHARES");

     WHEREAS, the Company desires to provide for the issuance of certificates representing the Series C Warrants (a "Series C Warrant Certificate" or collectively the "Series C Warrant Certificates");

     WHEREAS, the Company desires to act as its own warrant agent in connection with the issuance, transfer and exchange of Series C Warrant Certificates and the exercise of the Series C Warrants;

     NOW, THEREFORE, in consideration of the above and foregoing premises and the mutual promises and agreements hereinafter set forth, it is agreed that:

     1.   SERIES C WARRANT CERTIFICATES.

          (a) Each Series C Warrant shall entitle the holder (the "Registered Holder," or, in the aggregate, the "Registered Holders") in whose name the certificate shall be registered on the books maintained by the Company to purchase one (1) share of Common Stock on the exercise thereof, subject to modification and adjustment as provided in Section 9 hereof. Series C Warrant Certificates shall be executed by the Company's Chairman, President or Executive Vice President and attested to by the Company's Secretary. The Series C Warrant Certificates shall be distributed to the Purchasers concurrently with the tender by the Purchasers of the purchase price of the Convertible Preferred.

          (b) Subject to the provisions of Sections 3, 5, and 7 hereof, the Company shall deliver Series C Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no certificates shall be issued except (i) certificates initially issued hereunder, (ii) certificates issued on or after their initial issuance date upon the exercise of any Warrant to evidence the unexercised Series C Warrants held by the exercising Registered Holder and (iii) Series C Warrant certificates issued after their initial issuance date, upon any transfer or exchange of certificates or replacements of lost or mutilated certificates.

     2.   FORM AND EXECUTION OF SERIES C WARRANT CERTIFICATES.

          (a) The Series C Warrant certificates shall be dated the date of their issuance, whether on initial transfer or exchange or in lieu of mutilated, lost, stolen or destroyed certificates. The form of Series C Warrant certificate is annexed hereto as "Exhibit A."

          (b) Each Series C Warrant certificate shall be numbered serially bearing "WC" as an initial designation, and subsequent to this designation the serial numbering of the Series C Warrant certificate should be sequential.

          (c) The Series C Warrant Certificates shall be manually signed on behalf of the Company by a proper officer thereof and shall not be valid for any purpose unless so signed. In the event any officer of the Company who executed certificates shall cease to be an officer of the Company such certificates may be issued and delivered by the Company or transferred by the Registered Holders with the same force and effect as though the person who signed such certificate had not ceased to be an officer of the Company; and any certificate signed on behalf of the Company by any person, who at the actual date of the execution of such certificate was a proper officer of the Company, shall be proper notwithstanding that at the date of execution of this Agreement any such person was not such an officer.

     3.   EXERCISE.

          (a) Subject to the provisions of Sections 8 and 9 hereof, the Series C Warrants, as they may be adjusted as set forth herein, may be exercised at a price (the "WARRANT EXERCISE PRICE") of $4.50 per share of Common Stock subject to adjustment, in whole or in part at any time during the period commencing on the date hereof and (the "WARRANT EXERCISE PERIOD") terminating on the date which is the later of (i) five years from the date hereof and (ii) that date on which a registration statement relating to the shares underlying the Series C Warrants has remained in effect for an aggregate of two years (the "WARRANT EXPIRATION DATE"), unless extended by a majority vote of the Board of Directors for such length of time as they, in their sole discretion, deem reasonable and necessary).

          (b) Each Series C Warrant shall be deemed to have been exercised immediately prior to the close of business on the date ("EXERCISE DATE") of the surrender to the Company for exercise of the Series C Warrant certificate. The exercise form shall be executed by the Warrant Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Company at its corporate offices located at 1925 Century Park East, Suite 1970, Los Angeles, CA. 90067 (the "CORPORATE OFFICE"), or at any such other office or agency as the Company may designate, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

           (c) Cashless Conversion: On or after that date which is one (1) year following the date of funding, to the extent that such Series C Warrants have not been redeemed or exercised, the Warrant represented by this certificate (or any portion hereof) may, at the election of the Holder, be converted into the nearest whole number of shares of Common Stock equal to
(a) the product of (i) the number of shares then elected to be converted and issued under this Warrant and (ii) the excess, if any, of (A) the average closing Market Price Per Share for the 5 day period preceding the date of conversion (as determined pursuant to Section 15 below) with respect to the date of conversion over (B) the Exercise Price in effect on the business day next preceding the date of conversion, divided by (b) the average closing Market Price Per Share for the 5 day period preceding the date of conversion (as determined pursuant to Section 15 below).

           (d) Unless Warrant Shares may not be issued under applicable law, the person entitled to receive the number of Warrant Shares deliverable on exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interest in Warrant Shares issuable or deliverable on the exercise of any Series C Warrant or scrip or cash therefore and such fractional shares shall be of no value whatsoever.

          (e) Within fifteen days after the Exercise Date and in any event prior to the Warrant Expiration Date, the Company, at its own expense, shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates in the name requested by the Registered Holder for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered on exercise of any Series C Warrant. All shares of Common Stock delivered upon the exercise of the Series C Warrants shall be validly issued, fully paid and non-assessable. Any Series C Warrants redelivered to the Registered Holder in the event of the exercise of less than all of the Series C Warrants pertaining to a surrendered Series C Warrant certificate, shall be validly issued, fully paid and non-assessable.

          (f) The Series C Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless such holder or holders shall have exercised the Series C Warrants prior to the record date fixed by the Board of Directors for the determination of holders of Common Stock entitled to such dividends or other rights.



     4.   REGISTRATION RIGHTS.

          (a)  Mandatory Registration:

               (i) The Company will use its best efforts to file with the Securities and Exchange Commission (the "COMMISSION") and to cause to become effective no later than that date which is 90 days from the closing of the funding (such day is referred to herein as the "EFFECTIVE DATE"), an amendment to the S-3 registration statement (the "AMENDED REGISTRATION STATEMENT") under the Act for the offering and sale of the Warrant Shares, and, further, the Company shall use its best efforts to keep such Amended Registration Statement effective for the 24 months after the earlier of(i) the exercise in full of all Warrants by the Holders and (ii) the redemption of all Warrants issued to the Holders by the Company. But in any event, with respect to the Warrant Shares, once the Warrant Shares no longer require an effective Registration Statement in order for such Warrant Shares to be lawfully traded under the rules and regulations of The Securities Act of 1933, as amended ("The Act") or the Warrants issued to the Holders have expired, the Company shall no longer be obligated to maintain such registration. The period during which the Initial Registration Statement remains effective is hereinafter referred to as the "INITIAL REGISTRATION PERIOD."

               (ii) The Company further agrees, if necessary, to supplement or make amendments to the Amended Registration Statement and any prospectus contained therein, if required by the Amended Registration Statement form utilized by the Company or by the instructions applicable to such registration form or by the Act or the rules and regulations thereunder, and the Company agrees to furnish copies of such Amended Registration Statement, prospectus, supplement or amendment prior to its being used and/or filed with the Commission to the record holders of the Series C Warrants whose Warrant Shares are included in the Amended Registration Statement.

          (b) Each time that the Company shall propose the registration under the Act of any shares of Common Stock of the Company (other than pursuant to registration under form S-8 or S-4 or successor forms thereto), notice of such proposed registration stating the total number of shares proposed to be the subject of such registration shall be given to the record owners of the Warrants. Within 30 days of receipt of notice from the Company, the holder must notify the Company in writing of its election to participate in such registration, indicating the number of Warrant Shares to be registered. The Company will include and maintain the inclusion of such Warrant Shares in any registration statement filed with the Commission with regard to such proposed registration the number of shares underlying the Series C Warrants specified in writing by any such record owners to it within 30 days after receipt of said notice. Once such a registration statement is effective, the Company shall maintain effectiveness for a period of one year.

          (c) All Registration Expenses incurred in connection with the offering of securities of the Company pursuant to any registration statement filed pursuant to this Section, whether or not such registration statement becomes effective under the Act, shall be borne by the Company, except that all underwriting discounts and commissions shall be borne by the record owners.

          (d) The piggyback registration rights provided in this Section may be exercised by the record owners of the Series C Warrants from time to time in accordance with the provisions of this Section with respect to any or all registrations under the Act of Common Stock of the Company proposed under this Section.

     5.   RESERVATION OF SHARES AND PAYMENT OF TAXES.

          (a) The Company covenants that it shall at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Series C Warrants. The Company covenants that all Warrant Shares shall be duly and validly issued, fully paid and non-assessable, and shall be free from all taxes, liens and charges with respect to the issuance thereof.

          (b) The Company shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect of the issuance of the Series C Warrants, and/or the issuance, transfer or delivery of any Common Stock constituting the Warrant Shares on the exercise of the Series C Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the initial Registered Holder of the certificate, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of any such taxes, charges, or transfer fees incident thereto.

     6.   REGISTRATION OF TRANSFER.

          (a) The Series C Warrant certificates may, subject to provisions of the Federal Securities Laws and any applicable state securities laws, be transferred in whole or in part. Certificates to be transferred shall be surrendered to the Company at its Corporate Office. The Company shall execute, issue and deliver in exchange therefor the Series C Warrant certificates in the names and amounts that the holder making the transfer shall have designated in writing. The Company shall keep transfer books at its Corporate Office which shall register certificates and the transfer thereof. On due presentment for registration of transfer of any certificate at the Corporate Office, the Company shall execute, issue and deliver to the transferee or transferees a new certificate or certificates representing an equal aggregate number of securities. All such certificates shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company. The established transfer fee for any registration of transfer of certificates shall be paid by the Warrant Holder or the person presenting the certificate for transfer.

          (b) Prior to due presentment for registration or transfer thereof, the Company may treat the Registered Holder of any certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone), and the parties hereto shall not be affected by any notice to the contrary.

     7.   LOSS OR MUTILATION.

          On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Series C Warrant certificate, the Company shall execute and deliver in lieu thereof a new certificate representing an equal number of Series C Warrants. In the case of loss, theft or destruction of any certificate, the individual requesting reissuance of a new certificate shall be required to indemnify the Company and, at the request of the Company, to post an open-penalty insurance or indemnity bond. In the event a certificate is mutilated, such certificate shall be surrendered and canceled by the Company prior to delivery of a new certificate. Applicants for a new certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

     8.   REDEMPTION RIGHT.

          The Company shall have the right and option, upon 30 days' or more prior written notice to each Registered Holder, to call, redeem and acquire all of the Series C Warrants which remain outstanding and unexercised at the date fixed for redemption (the "Series C Warrant Redemption Date") at a price of $.01 per Series C Warrant if, and only if, the average of the closing price per share for the 30 consecutive trading day period immediately prior to the mailing of said notification shall have exceeded $7.00 per share. The Series C Warrant Redemption Date shall be no less than 30 days after the date of notice and the Series C Warrant Holders shall in all events have the right during the period immediately following the date of such notice and prior to the Series C Warrant Redemption Date to exercise the Series C Warrants in accordance with provisions of Section 3 hereof (the "Redemption Notice Period").

          No call for redemption and no redemption of the Series C Warrants shall be made unless the Company shall have an effective registration statement on file during such period from the date of mailing of the notice of redemption through the applicable redemption date with the Securities and Exchange Commission and all applicable State Securities' Commissions relating to the Common Stock underlying the Series C Convertible Preferred and the Series C Warrants, except that this obligation as it relates to the Common Stock may be satisfied if such Common Stock is saleable by the Holder in accordance with Rule 144. Such registration statement must remain effective for at least twelve months from the date of such notice. In the event that any Warrants are exercised following notice but prior to redemption, this call option shall be deemed not to have been exercised by the Company as to the Warrants exercised by the holders thereof.
          The redemption notice shall require each Warrant Holder to surrender to the Company on the applicable redemption date at the Corporate Office the certificate or certificates representing the Series C Warrants to be redeemed. Notwithstanding the fact that any Warrants called for redemption have not been surrendered for redemption and cancellation on the applicable redemption date, such Warrants shall be deemed to have expired and all rights of the holders of such unsurrendered Warrants shall cease and terminate, other than the right to receive the redemption price without interest; provided, however that such right to receive the redemption price shall itself expire one year from the Redemption Date if no claim is made therefor prior to such date.

          If the average closing price of the Company's common stock for the thirty (30) day Redemption Notice Period is less than $7.00 per share, such redemption notice shall become null and void and the Series C Warrant Holder shall no longer be obligated to exercise such Series C Warrant within that Redemption Notice Period.

          On that date which is one (1) year following the date of funding, to the extent that such Series C Warrants have not been redeemed or exercised, (a) the Company's right to redeem such Series C Warrants shall terminate and (b) any such Series C Warrants may be exercised through a cashless exercise in accordance with Section 3(c) hereof.

     9.  ADJUSTMENT OF INITIAL EXERCISE
         PRICE AND NUMBER OF SHARES PURCHASABLE.

         For purposes hereof, the term "INITIAL EXERCISE PRICE" shall mean, with respect to the Series C Warrants, $4.50. The Initial Exercise Price and the number of shares of Common Stock purchasable pursuant to the Series C Warrants shall be subject to adjustment from time to time as hereinafter set forth in this Section 9: PROVIDED, HOWEVER, that no adjustment shall be made unless by reason of the happening of any one or more of the events hereinafter specified, the Exercise Price then in effect shall be changed by one percent or more, but any adjustment that would otherwise be required to be made but for this provision shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with any adjustment or adjustment so carried forward, amounts to one percent or more.

          (a) ADJUSTMENT TO EXERCISE PRICE; FAILURE TO REGISTER. The exercise Price shall be automatically and permanently reduced by $.50 if the registration statement relating to the Common Stock issuable upon the conversion of the Series C Convertible Preferred and the Series C Warrants (the "Registration Statement") has not become effective no later than 90 day of the funding of the Series C Convertible Preferred related to the Purchaser's Series C Warrants. Additionally, the Exercise Price shall be subject to further downward adjustment in the amount of $.25 upon each monthly anniversary thereafter if the Registration Statement has not been declared effective by such date until the Registration Statement becomes effective.

          (b) ADJUSTMENTS IN THE EVENT OF STOCK DIVIDENDS, STOCK SPLITS AND REVERSE STOCK SPLITS. In case the Company shall at any time issue Common Stock or securities convertible into Common Stock without consideration by way of dividend or effect a stock split or reverse stock split of the outstanding shares of Common Stock. (i) the number of shares of Common Stock which immediately prior to such change the Warrant Holders shall have been entitled to purchase pursuant to this Agreement shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease, respectively, in the number of shares outstanding immediately prior to such change, and (ii) the Exercise Price in effect immediately prior to such change shall be increased or decreased, as the case may be, in inverse proportion to such increase or decrease in the number of such shares outstanding immediately prior to such change.

          (c) RIGHT TO REDUCE EXERCISE PRICE. The Company shall have the right to reduce the Series C Warrant Exercise Price at any time and from time to time that such appears in the Company's best interests to do so, but only upon approval of the Board of Directors.

          (d) SUBDIVISION OR COMBINATIONS. In case the Company shall at any time change as a whole, by subdivision or combination in any manner or by the making of a stock dividend, which results in the number of outstanding shares of Common Stock at such time into a different number of shares, with or without par value, (i) the number of shares of Common Stock which immediately prior to such change the Warrant Holders shall have been entitled to purchase pursuant to this Agreement shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease, respectively, in the number of shares outstanding immediately prior to such change, and (ii) the Exercise Price in effect immediately prior to such change shall be increased or decreased, as the case may be, in inverse proportion to such increase or decrease in the number of such shares outstanding immediately prior to such change.

          (e) OUTSTANDING SHARES. For the purpose of Sections 9(b) and 9(d) above, the number of shares of Common Stock outstanding at any given time shall not include shares in the treasury of the Company but shall include the aggregate number of shares which the holders of securities convertible into common stock, stock dividends, combination or subdivision rights, warrants, options, or such other rights to receive additional shares or to have their shares converted into a lesser amount pursuant to the events described in Sections 9(b) and 9(d) herein, shall be entitled to receive. The Common Stock pertaining to such stock dividends, combination or subdivision rights, warrants, options, or such other rights shall be deemed to be issued as of the date of the offering or granting of such dividends, rights, warrants or options, as the case may be.

          (f) TERMINOLOGY OF "SHARES". Subject to the provisions of sub-paragraph 9(h) below, whenever reference is made in this Section 9 to the issue or sale of shares of Common Stock, or simply shares, such term shall mean any stock of any class of the Company other than preferred stock with a fixed limit on dividends and a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company. The shares issuable upon exercise of the Series C Warrants shall, however, be shares of Common Stock of the Company.

          (g) REORGANIZATION; ASSETS SALES; ETC. In case of any capital reorganization or any reclassification of the capital stock of the Company or in case of a non-surviving combination or a disposition of substantially all of the assets of the Company other than in the ordinary course of the Company's business, the Warrant Holders shall thereafter be entitled to purchase (and it shall be a condition to the consummation of any such reorganization, reclassification, non-surviving combination or disposition that appropriate provision shall be made so that such Warrant Holder shall thereafter be entitled to purchase) the kind and amount of shares of stock and other securities and property receivable in such transaction by a holder of the number of shares of Common Stock of the Company into which this Agreement entitled the Warrant Holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, non-surviving combination or disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 9 with respect to rights and interests thereafter of the Warrant Holder to the end that the provisions of this Section 9 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the exercise of a Series C Warrant.

          (h) OPTIONS; ETC. Except for officers, directors and employees of the Corporation, in the event the Company shall distribute to any holder of shares of Common Stock evidences of indebtedness or rights, options or warrants or other securities exercisable or convertible into or exchangeable for shares of Common Stock, the Warrant Holders shall receive, upon exercise, against payment of the Exercise Price therefor, but without further consideration, the indebtedness or securities which would be receivable in such transaction by a holder or holders of the number of shares of Common Stock into which the Warrant, as applicable, entitled the holder thereof to purchase immediately prior to such distribution.

          (i) ADJUSTMENT STATEMENT. Whenever the Exercise Price is adjusted as herein provided, the Company shall forthwith deliver to each Series C Warrant Holder a statement signed by the President or Executive Vice President of the Company and by its Treasurer or Secretary stating the adjusted Exercise Price and number of shares for which such Warrant is exercisable, determined as specified herein. The statement shall show in detail the facts requiring such adjustment, including a statement of the consideration received by the Company for any additional stock issued.

          (j) PRIOR NOTICE TO SERIES C WARRANT HOLDERS. In the event that at any time:

               (1) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends out of earnings or earned surplus) to the holders of its Common Stock; or

               (2) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights; or

               (3) The Company shall effect any capital reorganization or any reclassification of the outstanding capital stock of the Company (other than a change in par value, or a change from par value to no par value, or a change from no par value to par value, or a change resulting solely from a subdivision or combination of outstanding shares), or any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of its property, assets, business and goodwill as an entirety, or the liquidation, dissolution or winding up of the Company; or

               (4) The Company shall declare a dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or otherwise than in shares or any stock or obligations directly or indirectly convertible into or exchangeable for shares;

then, in any such event, the Company shall cause at least twenty (20) days' prior written notice to be mailed to each Warrant Holder at the address of such holder shown on the books of the Company. The notice shall also specify the date on which the books of the Company shall close or a record be taken for such stock dividend, distribution or subscription rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution, winding up, or dividend, as the case may be, shall take place, and the date of participation therein by the holders of shares of Common Stock if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the rights of the Warrant Holder.

          (k) DISPUTES. In the event that there is any dispute as to the computation of the Exercise Price or the number of shares of Common Stock required to be issued upon the exercise of the Warrants, the Company will retain an independent and nationally recognized accounting firm to conduct an audit of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants ("AICPA") if willing, otherwise the American Arbitration Association ("AAA"). If the Exercise Price or number of shares of Common Stock as determined by such accounting firm is one percent or more higher or lower than the calculations thereof computed by the Company, the expenses of such accounting firm and, if any, off AICPA and AAA, shall be borne completely by the Company. In all other cases, they shall be borne by the complaining Warrant Holders, as applicable.

          (l) CORPORATE ACTION. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Series C Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the adjusted Exercise Price.

     10.  NOTICES.

          All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by confirmed telex, telegram, facsimile transmission or cable to, in the case of the Company:

          SeraCare, Inc.
          1925 Century Park East
          Suite 1970
          Los Angeles, CA  90067
          telecopier: (310) 772-7770

and if to the Warrant Holder at the address of such holder as set forth on the books maintained by or on behalf of the Company.

     11.  BINDING AGREEMENT.

          This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Holders. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

     12.  FURTHER INSTRUMENTS.

          The parties shall execute and deliver any and all such other instruments and take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

     13.  SEVERABILITY.

          If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

     14.  WAIVER.

          No delay or failure on the part of any party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement.

     15.  RELEVANT MARKETS.

          For the purposes of this Agreement, it is assumed that the Common Stock is quoted on the American Stock Exchange, however, in the event the Common Stock is:

     (a) listed on NASDAQ, NASDAQ Small Cap, NASDAQ Bulletin Board, a national securities exchange or admitted to unlisted trading privileges on such exchange, the price of the Common Stock to be determined during any applicable five (5) day trading period the "Market Price Per Share" shall be the last reported sale price of the Common Stock on such exchange; or

     (b) not quoted on the Bulletin Board listed or admitted to unlisted trading privileges, the Market Price Per Share of the Common Stock to be determined during any applicable five (5) day trading period shall be the last reported sale price as reported on the "pink sheets" by the National Daily Quotation Bureau, Inc.

     16.  GENERAL PROVISIONS.

          THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK. This Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing by the party against which such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.


                                       SERACARE, INC

                                       By:    /s/ Jerry L. Burdick
                                           ----------------------------
                                             Executive Vice President


[CORPORATE SEAL]

ATTEST:    /s/ Jerry L. Burdick
        ----------------------------
                 Secretary




                                       WARRANTHOLDERS:


                                       By:
                                           ----------------------------

          The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act and such laws or an exemption from registration under such Act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this corporation, is available.


                         SERIES C WARRANT CERTIFICATE

                                 SERACARE, INC.

Warrant No. WC-                                        No. of C Warrants:

     This certifies that, for value received and subject to the terms and conditions set forth herein, _____________________ or their registered assign (the "Warrant Holder") is the registered holder of ___________________________ Series C Warrants.

     1. EXERCISE. The warrants evidenced hereby ("Series C Warrants"), as they may be adjusted from time to time, may be exercised at a price of $4.50 per Warrant to acquire one (1) share of the common stock of SeraCare, Inc. which is with par value of $0.001 (the "Common Stock" and the "Company," respectively). (The Common Stock acquirable upon exercise hereof is referred to herein as "Warrant Stock.") If, at the time of any exercise of a Series C Warrant, the Shares deliverable upon exercise of such Warrant shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, that the holder or transferee of such Warrant, furnish to the Company an opinion of counsel of recognized standing in securities law, to the effect that such exercise may be made without registration under the Securities Act, provided that subject to receipt of the aforementioned opinion, the exercise of the Warrant shall at all times be within the control of such holder or transferee, as the case may be, and, if required by the Company, by written representation that the shares being acquired by the exercise of the Warrant are being purchased for investment and not for distribution; acknowledging that such shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or in the opinion of counsel to the Company such sale or transfer is not in violation of the 1933 Act. No fractional shares may be acquired upon exercise hereof.

     2. TERM OF WARRANT. This Series C Warrant may be exercised at any time and from time to time in whole or in part commencing immediately upon issuance and terminating on the date which is the later of (i) five years from the date hereof and (ii) that date on which a registration statement relating to the shares underlying the Series C Warrants has remained in effect for an aggregate of two years, unless extended by a majority vote of the Board of Directors for such length of time as they, in their sole discretion, deem reasonable and necessary). The terms of the Series C Warrant Agreement are hereby incorporated by reference as if fully set forth herein.

     3. ADJUSTMENT OF EXERCISE PRICE. The number of shares purchasable upon exercise of this Section C Warrant is subject to adjustment in accordance with the Series C Warrant Agreement.

     4. REDEMPTION. These Warrants may be redeemed in accordance with the terms fully set forth in the Series C Warrant Agreement.

     5. RESERVATION OF COMMON STOCK. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Series C Warrants upon the basis set forth herein will at all times during the term of this Series C Warrant be reserved for the exercise hereof.

     6. MANNER OF EXERCISE. Exercise may be made of all or any part of the Series C Warrants by surrendering this certificate, with the purchase form to be provided by the Company, duly executed by the Warrant Holder or by the Warrant Holder's duly authorized attorney, plus payment of the exercise price therefor in cash at the office of the Company or its designated assign. A cashless exercise may also be made by the holder in accordance with the provisions of the Series C Warrant Agreement.

     7. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its own expense, shall cause to be issued and delivered, within ten (10) days after exercise of this Series C Warrant, a certificate or certificates in the name or names requested by the Warrant Holder representing the number of shares of Common Stock to which the Warrant Holder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of this Series C Warrant shall be validly issued, fully paid and non-assessable.

     Irrespective of the date of issuance and delivery of any certificate representing the shares of Common Stock upon the exercise of this Series C Warrant, each person in whose name any such certificate is to be issued will for all purposes be deemed to have become the holder of record of the Common Stock acquired on the date on which a duly executed notice of exercise of this Series C Warrant and payment for the number of shares exercised are received by the Company.

     8. REGISTRATION RIGHTS. The shares underlying the Series C Warrants shall have mandatory and piggyback registration rights.

     9. NO RIGHT AS STOCKHOLDER. The Warrant Holder is not, by virtue of his ownership of this Series C Warrant, entitled to any rights whatsoever as a stockholder of the Company.

     10. ASSIGNMENT. This Series C Warrant may not be assigned without providing the Company an opinion satisfactory to its counsel that an exemption from registration for the transfer exists.

     11. WARRANT AGREEMENT. The actual terms and conditions of this Series C Warrant are contained in a Warrant Agreement entered into by and between the Company and the Warrant holder, the terms and conditions of which are incorporated herein by this reference as if fully set forth herein and made a part hereof. To the extent of any conflict herewith, the terms and conditions of the Warrant Agreement shall apply.



     IN WITNESS WHEREOF, the Company has caused this Warrant certificate to be signed on its behalf by its President or Senior Vice President, his signature to be attested to by its Secretary, and its corporate seal to be hereunto affixed this ____ day of December, 1998.



   (SEAL)                                   SERACARE, INC.
                                             ON BEHALF OF THE COMPANY
                                             AND AS WARRANT AGENT

                                            BY:___________________________

   ATTEST:_____________________________
          NAME:________________________
          TITLE:_______________________